Exhibit 99.1

Hubbell Announces Sale of Commercial and Industrial Lighting Business

Shelton, CT, Oct. 26, 2021 (GLOBE NEWSWIRE) — Hubbell Incorporated (NYSE: HUBB) today announced the execution of a definitive agreement to sell its Commercial and Industrial Lighting business to GE Current, a Daintree company, for a cash purchase price of $350 million, subject to customary adjustments with respect to working capital and net indebtedness. The business designs, manufactures and sells LED lighting and control solutions for commercial and industrial customers and generated approximately $515 million in sales in 2020.

“This strategic transaction creates a more focused Hubbell portfolio with higher growth and margin characteristics, and enables us to continue effectively executing on our core strategy of providing reliable and efficient critical infrastructure solutions for Electrical and Utility applications,” said Gerben Bakker, Chairman, President and Chief Executive Officer. “We are confident that Current is the right strategic partner for the business, and that the combination of these two leading businesses with complementary product portfolios will be a win for customers, channel partners, employees and shareholders.”

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first quarter of 2022. The Company expects to deploy net proceeds from the sale to accretive bolt-on acquisitions and share repurchases.

Morgan Stanley & Co. LLC is serving as financial advisor to Hubbell, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About Hubbell

Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure reliably and efficiently. With 2020 revenues of $4.2 billion, Hubbell solutions empower and energize communities in front of and behind the meter. The corporate headquarters is located in Shelton, CT.

Forward Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our ability to drive consistent and differentiated performance, the impact of our high quality portfolio of electrical solutions and utility solutions with strong brand value and best in class reliability, our projected financial results, the timing of the pending sale of the Commercial and Industrial Lighting business to GE Current, the expected proceeds and the anticipated use of net proceeds of such sale, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on Hubbell’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, “subject to”, “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or Hubbell’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, our employees, sites, operations, customers, and supply chain; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside Hubbell’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in demand for our products, as well as product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; the consummation and timing of, and the benefits and costs of, the pending sale of the Commercial and Industrial Lighting business to GE Current, which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, including the risk that the parties fail to obtain the required regulatory approvals for the pending sale of the Commercial and Industrial Lighting business to GE Current, the risk that the other conditions to closing of the pending sale do not occur or do not occur on the expected timeframe, and the risk of the occurrence of any other event, change or circumstance that could delay the pending sale or result in the termination of the sale agreement with respect to the pending sale.

Contact

Dan Innamorato

Hubbell Incorporated

40 Waterview Drive

PO Box 1000

Shelton, CT 06484

(475)882-4292